Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of October 11, 2012 (this “Security Agreement”) is being entered into among GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the “Company” and a “Borrower”), GRANITE CONSTRUCTION COMPANY, a California corporation (“GCC” and a “Borrower”), GILC INCORPORATED, a California corporation (“GILC” and a “Borrower”, and together with the Company and GCC, collectively, the “Borrowers”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Guarantor” and, together with the Borrowers, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for each of the Secured Creditors (as defined in the Intercreditor Agreement referenced below).

RECITALS:

A.           The Grantors and Bank of America, N.A., as administrative agent, are parties to that certain Security Agreement dated as of December 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”), pursuant to which the Grantors granted to Bank of America, N.A., as administrative agent, for the benefit of the Secured Bank Creditors a duly perfected first priority security interest in all Collateral (except as otherwise expressly permitted under that certain Credit Agreement dated as of June 22, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders from time to time party thereto) to secure extensions of credit made or maintained under the Existing Credit Agreement and certain Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements (each as defined in the Existing Credit Agreement).

B.           Pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Bank of America, N.A., as administrative agent and collateral agent, the swing line lender and letter of credit issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to amend and restate the Existing Credit Agreement and to continue to provide to the Borrowers a revolving credit facility with a letter of credit sublimit and swing line facility.

C.           Certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements (each as defined in the Credit Agreement).

D.           Pursuant to that certain Note Purchase Agreement dated as of May 1, 2001 (as amended by the First Amendment thereto dated as of June 15, 2003 and the Second Amendment thereto dated as of the date hereof (the “Second Amendment to 2013 Notes Agreement”) and as further amended, restated, supplemented or otherwise modified from time to time, the “2013 Notes Agreement”), among the Company and the purchasers named therein, the Company has issued and sold to certain Noteholders 6.96% Senior Notes due May 1, 2013 as amended, restated, supplemented or otherwise modified from time to time (the “2013 Notes”), and pursuant to that certain Note Purchase Agreement dated as of December 12, 2007 (as amended by the First Amendment thereto dated as of the date hereof (the “First Amendment to 2019 Notes Agreement”) and as further amended, restated, supplemented or otherwise modified from time to time, the “2019 Notes Agreement”), among the Company and the purchasers named therein, the Company has issued and sold to certain Noteholders 6.11% Series 2007-A Senior Notes due December 12, 2019 (together with any additional notes issued pursuant to the 2019 Notes Agreement and as each may be amended, restated, supplemented or otherwise modified from time to time, the “2019 Notes”).

E.           Pursuant to an Intercreditor and Collateral Agency Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Bank Agent (on behalf of the Secured Bank Creditors), the holders of the 2013 Notes, the holders of the 2019 Notes, the Collateral Agent and acknowledged by the Loan Parties, the parties thereto have agreed that the Secured Obligations shall be secured under this Security Agreement on a pari passu basis and that the Collateral Agent shall act on behalf of the Secured Creditors regarding the Collateral.

F.           It is a condition precedent to the Lenders’ obligation to amend and restate the Existing Credit Agreement, to the Secured Bank Creditors’ obligations to make and maintain such extensions of credit, to the obligation of the holders of the 2013 Notes to enter into the Second Amendment to the 2013 Notes Agreement and to the obligation of the holders of the 2019 Notes to enter into the First Amendment to the 2019 Notes Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent.

In order to induce the Lenders to amend and restate the Existing Credit Agreement, to induce the Secured Bank Creditors to from time to time make and maintain extensions of credit under the Credit Agreement and such Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements and to induce the holders of the 2013 Notes to agree to the Second Amendment to the 2013 Notes Agreement and the holders of the 2019 Notes to agree to the First Amendment to the 2019 Notes Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Creditors, that the Existing Security Agreement is hereby amended and restated by this Security Agreement with the effect that the Existing Security Agreement as so amended and restated is hereby continued into this Security Agreement, and this Security Agreement shall constitute neither a release nor novation of any obligation or liability arising under the Existing Security Agreement, and such obligations shall continue in effect on the terms hereof, all as follows:

1.           Certain Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.  Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Intercreditor Agreement, and for which meanings are provided in the Credit Agreement, shall have the meaning given therefor in the Credit Agreement as in effect on the date hereof.  Terms used in this Security Agreement that are not otherwise expressly defined herein, in the Intercreditor Agreement or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of California (the “UCC”), shall have such meanings unless the context requires otherwise.  In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Closing Date” shall mean October 11, 2012.

“Excluded Property” means, with respect to any Grantor, (a) any owned or leased real property subject to a Mortgage or (b) any property that would otherwise constitute a General Intangible to the extent that the grant of a security interest in such property is prohibited by any requirement of law of a Governmental Authority, requires a consent not obtained from any Governmental Authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, permit, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder, joint venture or similar agreement, except in each case to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder, joint venture or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, however, the exclusion in this clause (b) shall not apply to Subsidiary Securities in joint venture investments or Subsidiaries acquired or created after the Closing Date unless after reasonable best efforts the relevant Grantor is unable either to avoid the conditions set forth in this clause (b) or to obtain consents, waivers or approvals thereof.

“Perfection Action” means the delivery of possession of items of (or evidencing) Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Collateral Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral.

“Perfection Documents” means all financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Collateral Agent’s security interest in Collateral, including those items as are described in this Section 3.

“Permitted Liens” means Liens permitted to exist under Section 7.01 of the Credit Agreement, Section 10.5 of the 2013 Notes Agreement, Section 10.5 of the 2019 Notes Agreement and any analogous covenant under any additional Notes Documents.

“Qualifying Control Agreement” means any agreement, in form and substance reasonably acceptable to the Collateral Agent, that provides the Collateral Agent with “control” as defined in Article 9 of the UCC.

“Secured Obligations” means the “Secured Obligations”, as defined in the Intercreditor Agreement.

“Termination Date” means the “Termination Date”, as defined in the Intercreditor Agreement.

2.           Grant of Security Interest.  Each Grantor grants and re-grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Collateral Agent for the benefit of the Secured Creditors a continuing first priority security interest (subject to Permitted Liens) in and to, and collaterally assigns and re-assigns to the Collateral Agent for the benefit of the Secured Creditors, all of the assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a)           All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b)           All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c)           All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d)           All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);

(e)           All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor, but excluding any escrow retention accounts (collectively referred to hereinafter as “Deposit Accounts”);

(f)           All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(g)           All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, but excluding all Pledged Interests subject to any Pledge Agreement and any Subsidiary Securities in Foreign Subsidiaries and equity interests in Subsidiaries that are not Material Subsidiaries, in each case, to the extent not required to be pledged under the terms of the Credit Agreement, any Notes Document or any Pledge Agreement (collectively referred to hereinafter as “Investment Property”);

(h)           All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(i)           All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(j)           All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(k)           All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(l)           All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (l) are herein collectively referred to as the “Collateral”.  Notwithstanding the foregoing, the Collateral shall not include any Excluded Property.

Each of the parties hereto hereby acknowledges and agrees that the security interests in the Collateral granted under the Existing Security Agreement and all of the other Security Instruments (as defined in the Existing Credit Agreement) to the Administrative Agent, and all Security Instruments (as defined in the Existing Credit Agreement) evidencing such security interests are hereby assigned to the Collateral Agent.

3.           Perfection.  As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)           furnished the Collateral Agent with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Collateral Agent in order that upon the filing of the same the Collateral Agent, for the benefit of the Secured Creditors, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b)           to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Collateral Agent may request, furnished the Collateral Agent with properly executed Qualifying Control Agreements, issuer acknowledgments of the Collateral Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Collateral Agent sufficient to establish the Collateral Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Collateral Agent and sufficient under applicable law so that the Collateral Agent, for the benefit of the Secured Creditors, shall have a security interest in all such Collateral perfected by control;

(c)           to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Collateral Agent may request, delivered to the Collateral Agent possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Collateral Agent and sufficient under applicable law so that the Collateral Agent, for the benefit of the Secured Creditors, shall have a security interest in all such Collateral perfected by possession; and

(d)           to the extent expressly required by the terms hereof or of the Credit Agreement or any Notes Document, or otherwise as the Collateral Agent may request, for any motor vehicles constituting Equipment owned by such Grantor that are titled or registered in any State in the U.S., furnished to the Collateral Agent all applications for certificates of title or ownership indicating the Collateral Agent’s first priority Lien on each such motor vehicle (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem reasonably advisable to perfect its Liens on such motor vehicles subject to a certificate of title;

with the effect that the Liens conferred in favor of the Collateral Agent which have been required to be perfected shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Permitted Liens.

4.           Maintenance of Security Interest; Further Assurances.

(a)           Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents, the Notes Documents or as the Collateral Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Collateral Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Collateral Agent its rights, powers and remedies for the benefit of the Secured Creditors hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Collateral Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements approved by such Grantor (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Collateral Agent may from time to time reasonably determine to be necessary or advisable to perfect or protect the rights of the Collateral Agent and the Secured Creditors hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Collateral Agent’s election, may describe the Collateral as or including all assets of the Grantor.  Each Grantor hereby irrevocably ratifies and acknowledges the Collateral Agent’s authority to have effected filings of Perfection Documents made by the Collateral Agent prior to its Applicable Date.

(b)           With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Collateral Agent for the benefit of the Secured Creditors, including, but not limited to, the prompt payment upon demand therefor by the Collateral Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors, subject only to Permitted Liens.  All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)           Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Collateral Agent for the benefit of the Secured Creditors.

(d)           Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

(e)           Each Grantor agrees to provide to the Collateral Agent notices which shall be delivered to the appropriate Governmental Authority or, if necessary, each Account Debtor (as defined herein) that is a department, agency or authority of the United States government and is party to any contract that could reasonably be expected to give rise to Payment Collateral (as defined herein) in excess of $1,000,000 in any given year of such contract that such Payment Collateral has been assigned to the Collateral Agent for the benefit of the Secured Creditors and that Collateral Agent has a security interest therein for the benefit of the Secured Creditors, and otherwise do all acts and things and execute all documents necessary, in Collateral Agent’s sole discretion, to collect such Payment Collateral; provided, that such notices shall only be delivered by the Collateral Agent to such Governmental Authority or Account Debtors if an Event of Default has occurred and is continuing.

5.           Receipt of Payment.  In the event an Event of Default shall occur and be continuing and, in the case of an Event of Default other than the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower or any Material Subsidiary under the Bankruptcy Code of the United States, after written notice from the Collateral Agent, a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Collateral Agent for the benefit of the Secured Creditors, and as the property of the Collateral Agent for the benefit of the Secured Creditors, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Collateral Agent, such Grantor shall cause such Collateral to be forwarded to the Collateral Agent for its custody, possession and disposition on behalf of the Secured Creditors in accordance with the terms of the Intercreditor Agreement.

6.           Preservation and Protection of Collateral.

(a)           The Collateral Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise.  Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Collateral Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)           Each Grantor shall keep and maintain its tangible personal property Collateral as required under Section 6.06 of the Credit Agreement, Section 9.3 of the 2013 Notes Agreement, Section 9.3 of the 2019 Notes Agreement and any analogous covenant under any additional Notes Documents.  No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Collateral Agent for the benefit of the Secured Creditors a Lien on such real property having a priority acceptable to the Collateral Agent) or accessions to other personal property.

(c)           Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest as and when required under Section 6.04 of the Credit Agreement, Section 9.4 of the 2013 Notes Agreement, Section 9.4 of the 2019 Notes Agreement and any analogous covenant under any additional Notes Documents, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral.  Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments as and when required under Section 6.04 of the Credit Agreement, Section 9.4 of the 2013 Notes Agreement, Section 9.4 of the 2019 Notes Agreement or any analogous covenant under any additional Notes Documents, or cause such Liens to be terminated, the Collateral Agent at its option may pay or contest any of them or amounts relating thereto (the Collateral Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest.  All sums so disbursed by the Collateral Agent, including all reasonable fees and expenses of counsel to the extent required to be reimbursed by the Company or any Subsidiary under the Credit Agreement, the Notes Documents or the Intercreditor Agreement (collectively,  “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Collateral Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7.           Status of Grantors and Collateral Generally.  Each Grantor represents and warrants to, and covenants with, the Collateral Agent for the benefit of the Secured Creditors, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)           It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement, the Notes Documents and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Collateral Agent for the benefit of the Secured Creditors and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement or any Notes Document at any time claiming the same or any interest therein adverse to the Secured Creditors. Upon the failure of any Grantor to so defend, the Collateral Agent may do so at its option but shall not have any obligation to do so.  All sums so disbursed by the Collateral Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Collateral Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)           It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for Dispositions permitted under the Credit Agreement and the Notes Documents, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Collateral Agent for the benefit of the Secured Creditors.

(c)           It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)           No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Collateral Agent, on behalf of the Secured Creditors, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code or any applicable State certificate of title statute with respect to motor vehicles to perfect and exercise remedies with respect to the security interest conferred hereunder, filings of security agreements in the United States Patent and Trademark Office and the United States Copyright Office, and filings required under state and federal securities laws upon the sale of stock.

(e)           No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Collateral Agent for the benefit of the Secured Creditors in connection with the security interests conferred hereunder.

(f)           Schedule 7(f) attached hereto contains true and complete information as of the Closing Date as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date.  No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Collateral Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Collateral Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Collateral Agent for the benefit of the Secured Creditors in Collateral contemplated hereunder.

(g)           No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, other than consignments by such Grantor as consignor of Inventory at no time having an aggregate value in excess of $5,000,000.

(h)           No Grantor shall cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee without the prior written consent of the Collateral Agent in each instance.

(i)           No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person other than Inventory the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors, is less than $5,000,000, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Collateral Agent, (y) such lessor acknowledges the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Collateral Agent and delivered in writing to the Collateral Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Collateral Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8.           Inspection.  The Collateral Agent (by any of its officers, employees and agents), on behalf of the Secured Creditors, shall have the right upon reasonable prior notice to an executive officer of any Grantor, with representatives of such Grantor afforded reasonable opportunity to be present and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents or the Notes Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents or the Notes Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors; provided, however, that (i) the Grantors shall not be obligated to reimburse the expenses associated with more than one (1) visit and inspection per calendar year (subject to clause (ii) below) and (ii) when an Event of Default exists the Collateral Agent, any Lender or any Noteholder (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice or opportunity for such Grantor to be present.  Upon or after the occurrence and during the continuation of an Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Collateral Agent’s (for the benefit of the Secured Creditors) interest.  All expenses incurred by the Collateral Agent, on behalf of the Secured Creditors, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

9.           Specific Collateral.

(a)           Accounts.  With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Each Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and, upon the occurrence and during the continuance of an Event of Default, from time to time at reasonable intervals designated by the Collateral Agent such Grantor shall provide the Collateral Agent with a schedule of Accounts in form and substance acceptable to the Collateral Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Collateral Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Creditors.  If requested by the Collateral Agent, upon the occurrence and during the continuance of an Event of Default each Grantor shall furnish the Collateral Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of the existing Accounts as the Collateral Agent shall reasonably request.

(ii)           All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an “Account Documents location”, or as to which the Grantor has complied with Section 7(f) hereof.

(iii)           The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)           The Accounts cover bona fide sales, leases, licenses or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

(v)           The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Collateral Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $2,000,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any material deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi)           Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectability or enforcement of Accounts, taken as a whole, that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the aggregate face value of invoices shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Collateral Agent with respect thereto.

(vii)           In the event any amounts due and owing in excess of $2,000,000 are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Collateral Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(b)           Inventory.  With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Each Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and, upon the occurrence and during the continuance of an Event of Default, shall furnish to the Collateral Agent from time to time at reasonable intervals designated by the Collateral Agent, a current schedule of Inventory (“Schedule of Inventory”) based upon its most recent physical inventory and its daily inventory records.  Upon the occurrence and during the continuance of an Event of Default, each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Collateral Agent such other documents and reports thereof as the Collateral Agent shall reasonably request with respect to the Inventory.

(ii)           All Inventory, other than Inventory having a value of less than $5,000,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof.  No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted Disposition, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

(c)           Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           With respect to any motor vehicles constituting Equipment acquired by such Grantor after the date hereof that are titled or registered in any State in the U.S. and have a value of at least $50,000, such Grantor shall file all applications for certificates of title or ownership indicating the Collateral Agent’s first priority Lien on each such motor vehicle (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Collateral Agent shall deem reasonably advisable to perfect its Liens on such motor vehicles subject to a certificate of title.  The Grantors, upon the occurrence and during the continuance of an Event of Default, as soon as practicable following a request therefor by the Collateral Agent, shall deliver to the Collateral Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

(ii)           The Grantors shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its material Equipment (including material machinery and construction vehicles) and, upon the occurrence and during the continuance of an Event of Default, shall furnish the Collateral Agent upon request with a current schedule containing the foregoing information.

(iii)           All Equipment, other than Equipment having a value of less than $5,000,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof except to the extent that such Equipment is located on an active job site in the ordinary course of such Grantor’s business; provided that, upon the Collateral Agent’s request or upon the occurrence and during the continuance of an Event of Default, the Grantors shall provide the Collateral Agent with the information required by Section 7(f) for such job site locations.

(d)           Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Each Grantor shall upon the request of the Collateral Agent from time to time following the occurrence and during the continuance of any Event of Default, deliver to the Collateral Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Collateral Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents, the Notes Documents or by applicable law.

(ii)           With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $100,000, each Grantor shall, at the request of the Collateral Agent, use its best efforts to cause the issuer thereof to execute and deliver to the Collateral Agent a Qualifying Control Agreement.

(e)           Investment Property.  With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Schedule 9(e) attached hereto contains a true and complete description as of the Closing Date of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor other than interests in Subsidiaries in which such Grantor has granted a Lien to the Collateral Agent for the benefit of the Secured Creditors pursuant to a Pledge Agreement.

(ii)           Except with the express prior written consent of the Collateral Agent in each instance, all Investment Property (other than (x) Excluded Property, (y) any Subsidiary Securities in Foreign Subsidiaries and equity interests in Subsidiaries that are not Material Subsidiaries, in each case, to the extent not required to be pledged under the terms of the Credit Agreement, any of the Notes Documents or any Pledge Agreement or (z) interests in Subsidiaries in which such Grantor has granted a Lien to the Collateral Agent for the benefit of the Secured Creditors pursuant to a Pledge Agreement) shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Collateral Agent together with duly executed undated stock powers endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts as to each of which the Collateral Agent has received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Collateral Agent has not received any notice of termination.  Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving not less than thirty (30) days’ prior written notice to the Collateral Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Collateral Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Collateral Agent for the benefit of the Secured Creditors in Collateral contemplated hereunder.

(iii)           All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder, provided, however, that cash dividends paid to a Grantor as record owner of the Investment Property may be disbursed to and retained by such Grantor so long as no Event of Default shall have occurred and be continuing, free from any Lien hereunder.

(iv)           So long as no Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

(v)           Upon the occurrence and during the continuance of any Event of Default, at the option of the Collateral Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Collateral Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Collateral Agent or its nominee or agent for the benefit of the Secured Creditors and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Collateral Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Termination Date, and each Grantor hereby agrees to provide such further proxies as the Collateral Agent may request; provided, however, that the Collateral Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(vi)           Upon the occurrence and during the continuance of any Event of Default and, in the case of an Event of Default other than the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower or any Material Subsidiary under the Bankruptcy Code of the United States, upon written notice from the Collateral Agent, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Collateral Agent for the benefit of the Secured Creditors, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Collateral Agent (together, if the Collateral Agent shall request, with any documents related thereto) to be held, released or disposed of by it in accordance with the Intercreditor Agreement.

(f)           Deposit Accounts.  With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Schedule 9(f) attached hereto contains a true and complete description as of the Closing Date of the name and address of each depositary institution with which such Grantor maintains a Deposit Account in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained.

(ii)           Except with the express prior written consent of the Collateral Agent in each instance and except with respect to segregated Deposit Accounts (A) established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or (B) in which sales tax receipts (and no other amounts) are maintained pending payment to the applicable taxing authority, all Deposit Accounts in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained shall be maintained at all times with depositary institutions as to which the Collateral Agent shall have received a Qualifying Control Agreement.  Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit in excess of $100,000 to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Collateral Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Schedule 9(f) attached hereto in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the Collateral Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Collateral Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Collateral Agent for the benefit of the Secured Creditors in Collateral contemplated hereunder.

(g)           Chattel Paper.   With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper having an aggregate value in excess of $1,000,000 (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Collateral Agent upon the occurrence and during the continuance of any Event of Default, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Collateral Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii)           All counterparts of all tangible Chattel Paper having an aggregate value in excess of $1,000,000 (and the tangible components of hybrid Chattel Paper) shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: “A FIRST PRIORITY SECURITY INTEREST (SUBJECT TO PERMITTED LIENS) IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR CERTAIN SECURED CREDITORS PURSUANT TO AN AMENDED AND RESTATED SECURITY AGREEMENT DATED AS OF OCTOBER 11, 2012, AS AMENDED FROM TIME TO TIME.  NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID COLLATERAL AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT”.  In the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), no Grantor shall create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Collateral Agent may require to perfect by control the security interest of the Collateral Agent for the benefit of the Secured Creditors in such Collateral.

(iii)           Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

(h)           Instruments.  With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors that:

(i)           Each Grantor shall upon the request of the Collateral Agent from time to time, deliver to the Collateral Agent the originals of all Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $1,000,000, provided, however, that each Grantor shall deliver to the Collateral Agent all Instruments issued in connection with Indebtedness permitted by Section 7.03(e) of the Credit Agreement or any analogous covenant under any additional Notes Documents, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Collateral Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents, the Notes Documents or by applicable law.

(ii)           Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.

10.           Casualty and Liability Insurance Required.

(a)           Each Grantor will keep the Collateral insured to the extent required by Section 6.07 of the Credit Agreement, Section 9.2 of the 2013 Notes Agreement, Section 9.2 of the 2019 Notes Agreement and any analogous covenant under any additional Notes Documents.

(b)           Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i)           shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Collateral Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Collateral Agent; and

(ii)           without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a) carried on the Collateral shall name the Collateral Agent, for the benefit of the Secured Creditors, as lenders loss payee and the Collateral Agent and Secured Creditors as parties insured thereunder in respect of any claim for payment.

(c)           Prior to expiration of any such policy, such Grantor shall furnish the Collateral Agent with evidence satisfactory to the Collateral Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d)           Each Grantor hereby makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent), for the benefit of the Secured Creditors, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e)           In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder, the Collateral Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Collateral Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Collateral Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f)           Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Collateral Agent, for the benefit of the Secured Creditors, to be held in a separate account for application in accordance with the provisions of Section 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Collateral Agent, for the benefit of the Secured Creditors, under the provisions of Section 10(h) had such insurance been carried to the extent required.

(g)           The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a) with respect to comprehensive general liability insurance and workers’ compensation shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(h)           The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a) hereof with respect to casualty insurance shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows:  after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of ninety (90) days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Collateral Agent, for the benefit of the Secured Creditors, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement.  If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage.  At all times during which an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Collateral Agent may reasonably request to accomplish such payment.  Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Collateral Agent for the benefit of the Secured Creditors as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Creditors and keep the same segregated from its other funds.

(i)           “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including Attorneys’ Costs) incurred in the realization thereof.

(j)           In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Collateral Agent.  Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding.  Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Creditor as to which comprehensive general liability insurance or liability insurance with respect to workers’ compensation is applicable.

(k)           The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

11.           Rights and Remedies Upon Event of Default.  Upon and after an Event of Default, the Collateral Agent shall have the following rights and remedies on behalf of the Secured Creditors in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents or the Notes Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)           All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement, any other Loan Document or any other Notes Documents;

(b)           The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c)           The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Collateral Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Collateral Agent or any agent of the Collateral Agent, for such time as the Collateral Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)           The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Collateral Agent, on behalf of the Secured Creditors, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Collateral Agent, on behalf of the Secured Creditors, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Collateral Agent for the benefit of the Secured Creditors and that Collateral Agent has a security interest therein for the benefit of the Secured Creditors (provided that the Collateral Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Collateral Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Collateral Agent if requested to do so by the Collateral Agent; and (xi) do all acts and things and execute all documents necessary, in Collateral Agent’s sole discretion, to collect the Payment Collateral; and

(e)           The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Collateral Agent, in its sole discretion, may deem advisable.  The Collateral Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Collateral Agent may see fit.  The Collateral Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that the Collateral Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.  The Collateral Agent for the benefit of the Secured Creditors is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.  If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Collateral Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Collateral Agent shall deem appropriate, but the Collateral Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Collateral Agent for the value that may have been added to such Collateral with such processing.  In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor.  All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Collateral Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied in accordance with the Intercreditor Agreement.  Each Grantor shall be liable to the Collateral Agent, for the benefit of the Secured Creditors, and shall pay to the Collateral Agent, for the benefit of the Secured Creditors, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

12.           Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Collateral Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right and power

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)           to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Collateral Agent’s possession or the Collateral Agent’s control, and deposit the same to the account of the Collateral Agent, for the benefit of the Secured Creditors, on account and for payment of the Secured Obligations.

(d)           to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent, for the benefit of the Secured Creditors, with respect to any of the Collateral; and

(e)           to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.           Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if, at any time any payment of any of the Secured Obligations made at or prior to the termination of this Security Agreement on the Termination Date is rescinded or must otherwise be returned by any Secured Creditor or is repaid by any Secured Creditor in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment  had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Termination Date.

14.           Certain Waivers by the Grantors.  Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Creditor or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Creditor or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Collateral Agent for the benefit of the Secured Creditors.  Each Grantor authorizes the Collateral Agent and each Secured Creditor and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents or under the Notes Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Creditor or obligee in its discretion may determine.

The Collateral Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Collateral Agent shall thereafter be discharged from any liability or responsibility therefor.

15.           Continued Powers.  Until the Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Collateral Agent for the benefit of the Secured Creditors hereunder shall continue to exist and may be exercised by the Collateral Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16.           Other Rights.  The rights, powers and remedies given to the Collateral Agent for the benefit of the Secured Creditors by this Security Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent or any Secured Creditor under any other Loan Document or any Notes Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and, subject to the terms of the Intercreditor Agreement, every right, power and remedy of the Secured Creditors shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement and the applicable Notes Documents.

17.           Anti-Marshaling Provisions.  The right is hereby given by each Grantor to the Collateral Agent, for the benefit of the Secured Creditors, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Collateral Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Collateral Agent, for the benefit of the Secured Creditors, the Collateral Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement.  Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document or in any Notes Document.

18.           Entire Agreement.  This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents and the Notes Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained herein.  The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof.  Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement, the Notes Documents and the Intercreditor Agreement.

19.           Third Party Reliance.  Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Collateral Agent, on behalf of the Secured Creditors, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.           Binding Agreement; Assignment.  This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein, in the Credit Agreement, in the Notes Documents and in the Intercreditor Agreement, in the Collateral or any part thereof or interest therein.  Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement) and any Noteholder may assign or otherwise transfer, or grant to one or more Persons participations in or to, all or a portion of its rights and obligations under the 2013 Notes Agreement, the 2013 Notes, the 2019 Notes Agreement, the 2019 Notes or any other Notes Document (including, without limitation, any Notes held by it) to any other Person (to the extent permitted by the 2013 Notes Agreement, the 2019 Notes Agreement or such other Notes Document, as applicable); and to the extent of any such assignment, transfer or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender or such Noteholder herein or otherwise, subject however, to the provisions of the Intercreditor Agreement and, with respect to any obligations under the Credit Agreement, including Article IX thereof (concerning the Collateral Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Collateral Agent and to the Secured Creditors shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21.           Secured Cash Management Agreements, Secured Hedging Agreements and Secured Card Related Products Agreements. No Cash Management Bank, Hedge Bank or Card Related Products Bank that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents and the Intercreditor Agreement.  Notwithstanding any other provision of this Security Agreement to the contrary, neither the Bank Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements except to the extent expressly provided in the Credit Agreement or the Intercreditor Agreement and unless the Bank Agent and the Collateral Agent have received written notice of such Secured Obligations, together with such supporting documentation as they may request, from the applicable Cash Management Bank, Hedge Bank or Card Related Products Bank, as the case may be.  Each Cash Management Bank, Hedge Bank or Card Related Products Bank not a party to the Credit Agreement and the Intercreditor Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Intercreditor Agreement, and that with respect to the actions and omissions of the Collateral Agent hereunder or otherwise relating hereto that do or may affect such Cash Management Bank, Hedge Bank or Card Related Products Bank, the Collateral Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement and the Intercreditor Agreement.  Neither the Bank Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements in the case of a Termination Date.

22.           Severability.  The provisions of this Security Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

23.           Counterparts.  This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

24.           Termination.  Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Termination Date.  Upon any Disposition of the Collateral permitted under the Credit Agreement and the Notes Documents (to any Person other than a Borrower or Guarantor), then, at the request and sole expense of Grantors, all Collateral subject to such Disposition shall be released from the Liens created hereby.  Upon such termination of this Security Agreement or release, the Collateral Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25.           Notices.  Any notice required or permitted hereunder shall be given (a) with respect to any Borrower, at the address for the giving of notice for such Borrower then in effect under the Intercreditor Agreement, (b) with respect to any Grantor other than any Borrower, at the address then in effect for the giving of notices to such Grantor under any Guaranty Agreement to which it is a party and (c) with respect to the Collateral Agent, at the address then in effect for the giving of notices to the Collateral Agent then in effect under the Intercreditor Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26.           Joinder.  Each Person that shall at any time execute and deliver to the Collateral Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Collateral Agent for the benefit of the Secured Creditors all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder.  Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27.           Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement as in effect on the date hereof shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28.           Governing Law; Waivers.

(a)           THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(b)           EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY AND COUNTY OF SAN FRANCISCO AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 25.  NOTHING IN THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE ARBITRATED IN ACCORDANCE WITH SECTION 10.15 OF THE CREDIT AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTORS:

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	VP and CFO

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	VP Treasurer

GRANITE CONSTRUCTION COMPANY

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	VP and CFO

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	VP Treasurer

GILC INCORPORATED

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	President and CEO

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	VP and CFO

AMENDED AND RESTATED SECURITY AGREEMENT
Signature Page

GRANITE CONSTRUCTION NORTHEAST, INC.

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	VP and CFO

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	VP Treasurer

INTERMOUNTAIN SLURRY SEAL, INC.

By:	/s/ Kathleen Schreckengost
Name:	Kathleen Schreckengost
Title:	VP Treasurer

By:	/s/ Darren S. Beevor
Name:	Darren S. Beevor
Title:	VP Controller

AMENDED AND RESTATED SECURITY AGREEMENT
Signature Page

COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Bridgett J. Manduk
Name:	Bridgett J. Manduk
Title:	Assistant Vice President

AMENDED AND RESTATED SECURITY AGREEMENT
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bridgett J. Manduk
Name:	Bridgett J. Manduk
Title:	Assistant Vice President

AMENDED AND RESTATED SECURITY AGREEMENT
Signature Page

SCHEDULE 7(f)

Grantor Information

GRANITE CONSTRUCTION INCORPORATED (Company and a Borrower) PO Box 50085, Watsonville, CA 95077-5085	Incorporated: 1/24/90, Delaware EIN: 77-0239383

Borrower and a Material Subsidiary

Granite Construction
Company

PO Box 50085
Watsonville, CA 95077

Heavy/Highway Construction
and
Material Sales

Incorporated: 1/4/22
California
Wholly-owned
Acquired: 2/5/90
EIN: 94-0519552

Borrower and a Material Subsidiary GILC Incorporated P.O. Box 50085 Watsonville, CA 95077-5085 Equipment Leasing Incorporated: 5/22/95 California Wholly-owned EIN: 77-0406448
Material Subsidiary

Granite Construction Northeast, Inc.

120 White Plains Road, Ste. 310
Tarrytown, NY 10591

Heavy/Highway Construction

Incorporated: 3/6/89
New York
Wholly-owned
Acquired: 7/1/01
EIN: 13-3513863

Material Subsidiary

Intermountain Slurry Seal, Inc.

1000 North Warm Springs Road
Salt Lake City, Utah 84116
Branch Locations – Nevada, California

Heavy/Highway Construction
Non-Union
Crusher/Asphalt Plant

Incorporated: 4/23/82
Wyoming
Wholly-owned
Acquired: 5/8/95
EIN: 87-0307259

SCHEDULE 9(e)

Investment Property

Securities Accounts
Name and Address of Securities Intermediary
Grantor	Address	Account Number1	Security Name	Security Type
BBVA/Compass	71 South Wacker Dr., Ste. 500 Chicago, IL 60606		GS FST Money Market Fund - Select	MMFUND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FIDELITY PRIME MON MAR-I	MMFUND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERATED INV PRIME OBLIG-I	MMFUND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERATED INV PRM CSH OBL-I	MMFUND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		Suncor Energy Inc.	CP
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		CA DEPT WTR-N	MUNI
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		THE COCA-COLA COMPANY	CP
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL HOME LOAN BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL HOME LOAN BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		GENERAL ELEC CAP CORP	CORP
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		MET WTR DIST – B	MUNI
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		SAN ANTONIO-TAX NTS-A	MUNI
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		UBOC INSURANCE INC	CP
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		UBOC INSURANCE INC	CP
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		US TREASURY NB	US GOV
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		US TREASURY NB	US GOV
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		DALLAS WTRWORKS/SWR-RF	MUNI
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL HOME LOAN BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND
Union Bank, N.A.	350 California St., 6th Floor, San Francisco, CA 94104		FEDERAL FARM CREDIT BANK	AGCY BOND

1 On file with the Collateral Agent.

SCHEDULE 9(f)

Deposit Accounts

Grantor	Name of Depository Institution	Address of Depository Institution	Account No.2	Certificate of Deposit No. (If applicable)
Granite Construction Company	Bank of America Merrill Lynch	Building A, 10th Floor, 1655 Grant Street, Concord, CA 94520		N/A
Granite Construction Incorporated	Bank of America Merrill Lynch	Building A, 10th Floor, 1655 Grant Street, Concord, CA 94520		N/A
Granite Northwest, Inc.	Bank of America Merrill Lynch	Building A, 10th Floor, 1655 Grant Street, Concord, CA 94520		N/A
Granite Construction Incorporated	Bank of the West	1450 Treat Blvd., Walnut Creek, CA 94597		N/A
Granite Construction Incorporated	Comerica Bank	611 Anton Blvd STE 400, MC 4462, Costa Mesa, CA 92626		N/A
Granite Construction Incorporated	U.S. Bank National Association	2424 Santa Clara Ave., Alameda, CA 94501		N/A
Granite Construction Incorporated	U.S. Bank National Association	2424 Santa Clara Ave., Alameda, CA 94501		N/A
Granite Construction Company	Wells Fargo, N.A.	301 W. Northern Lights Blvd., Ste. 212, Anchorage, AK 99503		N/A
Granite Construction Incorporated	BBVA/Compass Bank	2356 N. Main Street, Walnut Creek, CA 94597		N/A

2 On file with the Collateral Agent

EXHIBIT A

Form of Security Joinder Agreement

SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT dated as of _____________, 20__ (this “Security Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

RECITALS:

A.           Granite Construction Incorporated, a Delaware corporation (the “Company” and a “Borrower”), Granite Construction Company, a California corporation (“GCC” and a “Borrower”), GILC Incorporated, a California corporation (“GILC” and a “Borrower”, and together with the Company and GCC, collectively, the “Borrower”), certain Subsidiaries of the Company and the Collateral Agent, are party to an Amended and Restated Security Agreement dated as of October 11, 2012 (as in effect on the date hereof, the “Security Agreement”; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Security Agreement).

B.           The Joining Grantor is a Subsidiary of the Company and is required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Security Agreement as a Grantor.

C.           The Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements and under the Permitted Notes.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements, Secured Hedge Agreements, Secured Card Related Products Agreements and the Permitted Notes, the Joining Grantor hereby agrees as follows:

1.           Joinder.  The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Collateral Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

2.           Affirmations.  The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3.           Supplemental Schedules.  Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement.  The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4.           Severability.  The provisions of this Security Joinder Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5.           Counterparts.  This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor.

6.           Delivery. Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements, Secured Hedge Agreements and Secured Card Related Products Agreements made and maintained, in reliance on this Security Joinder Agreement and the Grantor’s joinder as a party to the Security Agreement as herein provided.

7.           Governing Law; Venue; Waiver of Jury Trial.  The provisions of Section 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

S-2

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

By:
Name:
Title:

S-3

SUPPLEMENTAL
SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Delivered pursuant to Security Joinder Agreement of _______________________________.
Applicable Date:  __________, 20__

SUPPLEMENTAL
SCHEDULE 9(e)

Investment Property

Securities Accounts			Other Investment Property
Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)
Grantor

Delivered pursuant to Security Joinder Agreement of _______________________________.
Applicable Date:  __________, 20__

SUPPLEMENTAL
SCHEDULE 9(f)

Deposit Accounts

Grantor	Name and Address of Depository Institution	Account No.	Certificate of Deposit No. (If applicable)

Delivered pursuant to Security Joinder Agreement of _______________________________.
Applicable Date:  __________, 20__